Exhibit 99.1

FACTORING AND SECURITY AGREEMENT

THIS FACTORING AGREEMENT is made as of April 1, 2005, by and between Paragon Systems, Inc. (“Seller”) and LSQ FUNDING GROUP L.C. (“Purchaser”) and amends and supersedes, in full, that certain Factoring and Security Agreement dated February 18, 2004 by and between Seller and Purchaser.

1. Sale; Purchase Price; Billing; Reserve

1.1. Assignment and Sale.

1.1.1. Seller shall sell to Purchaser as absolute owner such of Seller’s Accounts as are listed from time to time on an Accounts Transmittal.  Upon purchase, Purchaser will assume the risk of non-payment on Credit Approved Purchased Accounts, so long as the cause of non-payment is solely due to Insolvency

1.1.2. Each Schedule of Accounts shall be accompanied by such documentation supporting and evidencing the Account as Purchaser shall from time to time request.

1.1.3. Purchaser shall purchase from Seller such Accounts as Purchaser determines to be Eligible Accounts, so long as the Balance Subject to Funds Usage Fee does not exceed, before and after such purchase, the Maximum Amount.

1.1.4. Purchaser shall pay the Purchase Price, less any amounts due to Purchaser from Seller, including, without limitation, any amounts due under Section 1.4.2 hereof, of any Purchased Account, to Seller’s Deposit Account within one (1) Business Day of Seller’s request.  The Accounts shall be deemed purchased once they have been ledgered by Purchaser.

1.2. Credit Approved Purchased Accounts.

1.2.1. Purchaser shall have assumed the credit risk with respect to a Purchased Account only if it has agreed to do so in writing.

1.2.2. Credit approval may be withdrawn by Purchaser at any time before actual receipt of the subject goods or services by the Account Debtor, and shall be automatically withdrawn if the terms of the sale vary from the terms approved by Purchaser.

1.3. Billing.  Purchaser may send a monthly statement to all Account Debtors itemizing their account activity during the preceding billing period.  All Account Debtors will be instructed to make payments to Purchaser.

1.4. Reserve Account

1.4.1. Purchaser may apply a portion of any Purchase Price to the Reserve Account in the amount of the Reserve Shortfall.

1.4.2. Seller shall pay to Purchaser on demand the amount of any Reserve Shortfall.

1.4.3. Purchaser shall pay to Seller upon Seller’s request, any amount by which the Reserve Account exceeds the Required Reserve Amount.

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1.4.4. Purchaser may charge the Reserve Account with any Obligation, including any amounts due from Seller to Purchaser hereunder.

1.4.5. Purchaser may pay any amounts due Seller hereunder by a credit to the Reserve Account.

2. Progress Billing

2.1. Purchaser, in its sole and absolute discretion, shall make advances available to Seller equal to 50% of the value of all completed, but as yet unbilled work, performed under valid and active federal contracts, and identified on a progress billing reconciliation sheet attached to Exhibit 1.  Advances against unbilled work may create a Reserve Shortfall, which shall be repaid according to the terms of Section 1.3.1, or, in the event of a default, according to Section 1.3.2.

3. Authorization for Purchases  Subject to the terms and conditions of this agreement, Purchaser is authorized to purchase Accounts upon telephonic, facsimile, or other instructions received from anyone purporting to be an officer, employee, or representative of Seller.

4. Fees and Expenses.  Seller shall pay to Purchaser:

4.1. Factoring Fees.

4.1.1. Initial Fee.  the Initial Fee, payable in consideration of the rendering of the Credit and Collection Services, which will be deducted from the Purchase Price.

4.1.2. Funds Usage Fee.

4.1.2.1. A Funds Usage Fee, earned daily, to be paid monthly on the last day of the month in which it accrues.

4.1.2.2. Notwithstanding Section 4.1.2.1, the Funds Usage Fee shall not accrue and be payable on any funds subject to the Default Charge.

3.1.3. Service Charge.  The service Charge, payable on the date on which a Purchased Account is paid in full or repurchased.

4.2. Other Fees.

4.2.1. Misdirected Payment Fee.  any Misdirected Payment Fee immediately upon its accrual.

4.2.2. Default Charge.  the Default Charge, immediately upon its accrual, on:

4.2.2.1. all past due amounts due from Seller to Purchaser hereunder; and

4.2.2.2. the amount of any Reserve Shortfall.

4.2.3. Early Termination Fee.  the Early Termination Fee if Seller terminates this agreement prior to a termination date set forth in Section 14.

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4.2.4. Missing Notation Fee.  The Missing Notation Fee on any Invoice that is sent by Seller to a Commercial (non-governmental) Account Debtor which does not contain the notice as required by Section 9.8 hereof.

4.3. Reimbursable Expenses.  The expenses directly incurred by Purchaser in the administration of this agreement such as wire transfer fees, overnight mail delivery, check certification, UCC filing and search fees, and audit fees.  These fees are due immediately upon payment by Purchaser.

5. Repurchase Of Accounts.

5.1. Purchaser may require that Seller repurchase, by payment of the unpaid Face Amount thereof together with any unpaid fees relating to the Purchased Account on demand, or, at Purchaser’s option, by Purchaser’s charge to the Reserve Account, and notwithstanding that the Account Debtor may be Insolvent:

5.1.1. any Purchased Account, the payment of which has been disputed by the Account Debtor obligated thereon, Purchaser being under no obligation to determine the bona fides of such dispute;

5.1.2. any Purchased Account for with Seller has breached its warranty under Section 12 hereunder.

5.1.3.  all Purchased Accounts upon the occurrence of an Event of Default, or upon the termination date of this Agreement.

5.2.  The repurchase of a Purchased Account shall not constitute a reassignment of such Account, and a security interest therein shall remain in the Purchaser.

6. Clearance Days.  For all purposes under this agreement, Clearance Days will be added to the date on which any payment is received by Purchaser.

7. Security Interest.

7.1. To secure payment and performance of the Obligations, Seller grants to Purchaser a continuing first priority security interest in and to the Collateral.

7.2. Notwithstanding the creation of the above security interest, the relationship of the parties shall be that of Purchaser and Seller of accounts, and not that of lender and borrower.

8. Authorization to Purchaser.

8.1. Seller hereby irrevocably authorizes Purchaser and any designee of Purchaser, at Seller’s sole expense, to exercise at any times in Purchaser’s or such designee’s discretion all or any of the following powers until all of the Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Purchaser or Seller, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) take or bring, in the name of Purchaser or Seller, all

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steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (c) after an Event of Default, change the address for delivery of mail to Seller and to receive and open mail addressed to Seller, (d) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release any account debtor or other obligor (including filing of any public record releasing any Lien granted to Seller by such account debtor), without affecting any of the Obligations, (e) execute in the name of Seller and file against Seller in favor of Purchaser financing statements or amendments with respect to the Collateral, (f) pay any sums necessary to discharge any Lien or encumbrance which is senior to Purchaser’s security interest in the Collateral, which sums shall be included as Obligations hereunder, and in connection with which sums the Late Charge shall accrue and shall be due and payable, and (g) file in the name of Seller or Purchaser or both (1) mechanics lien or related notices, or (2) claims under any payment bond, in connection with goods or services sold by Seller in connection with the improvement of realty, (h) at any time, irrespective of whether an Event of Default has occurred, without notice to or the assent of Seller, notify any Account Debtor obligated with respect to any Account, that the underlying Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser, and (i) communicate directly with Seller’s Account Debtors to verify the amount and validity of any Account created by Seller.

8.2. Seller hereby releases and exculpates Purchaser, its officers, employees and designees, from any liability arising from any acts under this agreement or in furtherance thereof whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct.  In no event will Purchaser have any liability to Seller for lost profits or other special or consequential damages. Without limiting the generality of the foregoing, Seller releases Purchaser from any claims which Seller may now or hereafter have arising out of Purchaser’s endorsement and deposit of checks issued by Seller’s customers stating that they were in full payment of an account, but issued for less than the full amount which may have been owed on the account.

8.3. Seller authorizes Purchaser to accept, endorse, and deposit on behalf of Seller any checks tendered by an account debtor “in full payment” of its obligation to Seller.  Seller shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller’s claims, under §3-311 of the UCC, or otherwise.

8.4.  ACH Authorization.  In order to satisfy any of the Obligations, Purchaser is hereby authorized by Seller to initiate electronic debit or credit entries through the ACH system to Seller’s Account or any other deposit account maintained by Seller wherever located.  Seller may only terminate this authorization by giving Purchaser thirty (30) days prior written notice of termination.

9. Covenants By Seller.

9.1. After written notice by Purchaser to Seller, and automatically, without notice, after an Event of Default, Seller shall not, without the prior written consent of Purchaser in each instance, (a) grant any extension of time for payment of any of the Purchased Accounts, (b) compromise

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or settle any of the Purchased Accounts for less than the full amount thereof, (c) release in whole or in part any Account Debtor, or (d) grant any credits, discounts, allowances, deductions, return authorizations, or the like with respect to any of the Purchased Accounts.

9.2. From time to time as requested by Purchaser, at the sole expense of Seller, Purchaser or its designee shall have access, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Seller’s books and records, and Seller shall permit Purchaser or its designee to make copies of such books and records or extracts therefrom as Purchaser may request.  Without expense to Purchaser, Purchaser may use any of Seller’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies, and premises for the collection of Accounts and realization on other Collateral as Purchaser, in its reasonable judgement, deems appropriate.  Seller hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Purchaser at Seller’s expense all financial information, books and records, work papers, management reports, and other information in their possession relating to Seller.

9.3. Before sending any invoice evidencing a Purchased Account to the Account Debtor, Seller shall mark same with the a notice of assignment as may be required by Purchaser.

9.4. Seller shall pay when due all payroll and other taxes and shall provide proof thereof to Purchaser in such form as Purchaser shall reasonably require.

9.5. Seller shall not create, incur, assume, or permit to exist any Lien upon or with respect to any Collateral now owned or hereafter acquired by Seller.

9.6. Seller shall maintain insurance on all insurable property owned or leased by Seller in the manner, to the extent and against at least such risks (in any event, including but not limited to fire and business interruption insurance) as usually maintained by owners of similar businesses and properties in similar geographic areas. All such insurance shall be in amounts and form and with insurance companies acceptable to Purchaser in its sole discretion.  Seller shall furnish to Purchaser: (a) upon written request, any and all information concerning such insurance carried; (b) as requested by Purchaser, lender loss payable endorsements (or their equivalent) in favor of Purchaser.  All policies of insurance shall provide for not less than thirty (30) days prior written cancellation notice to Purchaser.

9.7. Notwithstanding that Seller has agreed to pay the Misdirected Payment Fee pursuant to Section 4.2.1 hereof, Seller shall deliver in kind to Purchaser within five Business Day following the date of receipt by Seller of the amount of any payment on account of a Purchased Account.

9.8. Before sending any Invoice to an Account Debtor, Seller shall mark same with a notice of assignment as may be required by Purchaser.

10. Account Disputes.  Seller shall notify Purchaser promptly of and, if requested by Purchaser, will settle all disputes concerning any Purchased Account, at Seller’s sole cost and expense.

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11. Perfection of Security Interest.  Seller shall execute and deliver to Purchaser such documents and instruments, including, without limitation, UCC financing statements, as Purchaser may request from time to time in order to evidence and perfect its security interest in any collateral securing the Obligations.

12. Representations and Warranties.  To induce Purchaser to enter into this agreement and to purchase the Purchased Accounts hereunder, Seller hereby represents and warrants to Purchaser as follows (each of which representations and warranties shall be deemed to be continuing and to have been restated and reaffirmed on each occasion that Seller submits a Schedule of Accounts to Purchaser):

12.1. it is fully authorized to enter into this agreement and to perform hereunder;

12.2. this agreement constitutes a legal and valid obligation that is binding upon it and that is enforceable against it in accordance with the terms hereof.

12.3. Seller is solvent and in good standing in the state of its organization.

12.4. there are no pending actions, suits, or other legal proceedings of any kind (whether civil or criminal) now pending (or, to Seller’s knowledge, threatened) against Seller, the adverse result of which would in any material respect affect the property or financial condition, or threaten the continued operations, of Purchaser;

12.5. Seller has not conducted business under or used any other name, whether legal or fictitious;

12.6. each financial statement of Seller provided to Purchaser, whether provided prior to or after the date of this agreement, is true and correct in all material respects.

12.7. The Purchases Accounts are and will remain:

12.7.1. bona fide existing obligation created by the sale and delivery of goods or the rendition of services in the ordinary course of Seller’s business; and

12.7.2. unconditionally owed and will be paid to Purchaser without defenses, disputes, offsets, counterclaims, or rights of return or cancellation;

12.8. Seller has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding Purchased Accounts.

13. Default.

13.1. Events of Default.  The occurrence or existence of any of the following events or conditions shall constitute an Event of Default hereunder: (a) Seller defaults in the payment of any of the Obligations or in the performance of any provision hereof or of any other agreement now or hereafter entered into with Purchaser, or any warranty or representation contained herein proves to be false in any way, howsoever minor, (b) Seller or any guarantor of any of the

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Obligations becomes subject to any debtor-relief proceedings, including by way of the commencement of any petition for relief filed by or against Seller or any guarantor under any chapter of the federal bankruptcy laws, (c) any such guarantor fails to perform or observe any of such guarantor’s obligations to Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate, or revoke any guaranty of any of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever, (d) Purchaser for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of any of the Obligations.

13.2. Waiver of Notice.  SELLER WAIVES ANY REQUIREMENT THAT PURCHASER INFORM SELLER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF SELLER’S OBLIGATIONS HEREUNDER.  FURTHER, PURCHASER’S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY PURCHASER OF ITS CLAIM THERETO.

13.3. Effect of Default.

13.3.1. Upon the occurrence of any Event of Default, in addition to any rights Purchaser has under this agreement or applicable law:

13.3.1.1. Purchaser may immediately terminate this agreement, at which time all Obligations shall immediately become due and payable without notice, and

13.3.1.2. the Default Charge shall accrue and be payable on any Obligation not paid when due.

14. Termination; Effective Date.  This agreement will be effective when executed by Purchaser, will continue in full force and effect for one (1) year thereafter, and shall be further annually extended automatically unless Seller shall have given Purchaser written notice of its intention to terminate at least sixty (60) days prior to each such anniversary, whereupon this agreement shall terminate on said anniversary.  The Early Termination Penalty shall only apply during the inaugural contract period.

15. Enforcement.  This agreement and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. Accordingly, no provision of this agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial party by reason of such party having, or being deemed to have, structured, drafted, or dictated such provision.

16. Amendment.  Neither this agreement nor any provisions hereof may be changed, waived, discharged, or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this agreement.  Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

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17. No Lien Termination Without Release.  In recognition of the Purchaser’s right to have its attorneys’ fees and other expenses incurred in connection with this agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser’s Liens on the Collateral unless and until Seller has executed and delivered to Purchaser a general release in a form reasonably satisfactory to Purchaser.  Seller understands that this provision constitutes a waiver of its rights under §§9-509(d)(2) and 9-513 of the UCC.

18. Account Stated.  Purchaser shall render to Seller a statement setting forth the transactions arising hereunder.  Each statement shall be considered correct and binding upon Seller as an account stated, except to the extent that Purchaser receives, within thirty (30) days after the mailing of such statement, written notice from Seller of any specific exceptions by Seller to that statement, and then it shall be binding against Seller as to any items to which it has not objected.

19. Conflict.  Unless otherwise specifically stated in any other agreement entered into between Purchaser and Seller hereafter, if a conflict exists between the provisions of this agreement and the provisions of such other agreement, the provisions of this agreement shall control.

20. Survival. All representations, warranties, and covenants contained in this agreement shall be and remain effective for so long as this agreement has not been terminated in accordance with its terms or any of the Obligations remain outstanding

21. No Waiver; Cumulative Nature of Rights and Remedies.  No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Purchaser may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Purchaser of any breach or default by Seller hereunder be deemed a waiver of any default or breach subsequently occurring.  All rights and remedies granted to Purchaser hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy.  The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Purchaser would otherwise have.  Any waiver, permit, consent or approval by Purchaser of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

22. Severability.  In the event any one or more of the provisions contained in this agreement is held to be invalid, illegal, or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

23. Relationship of Parties.  The relationship of the parties hereto shall be that of Seller and Purchaser of Accounts, and Purchaser shall not be a fiduciary of the Seller, although Seller may be a fiduciary of Purchaser.

24. Reimbursement of Expenses.  Seller agrees to reimburse Purchaser on demand for the actual amount of all costs and expenses, including attorneys’ fees, which Purchaser has incurred

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or may incur in (a) administering this agreement, and (b) protecting, preserving, or enforcing any Lien, security interest, or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought.  Any such costs and expenses incurred subsequent to the execution hereof shall become part of the Obligations when incurred and may be added to the outstanding principal amount due hereunder.

25. Entire Agreement.  This agreement supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof.  No promises of any kind have been made by Purchaser or any third party to induce Seller to execute this agreement.  No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this agreement.

26. Choice of Law.  This agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of Florida.

27. Construction of Agreement.  Notwithstanding anything to the contrary set forth in this agreement, in no event shall the rate or amount of fees or other charges that are deemed interest under applicable law and that are charged or collected hereunder exceed the maximum amount chargeable under applicable law (it being the intent hereof that Purchaser not contract or receive and Seller not pay interest in excess of the maximum authorized by applicable law); and, if a court of competent jurisdiction determines that Purchaser has charged or collected interest in excess of the highest lawful rate, Purchaser shall promptly refund such excess to Seller and shall not otherwise be penalized.

28. JURY TRIAL WAIVER.  IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (a) ARISING HEREUNDER, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

29. Venue; Jurisdiction.  The parties agree that any suit, action, or proceeding arising out of the subject matter hereof, or the interpretation, performance, or breach of this agreement, shall, if Purchaser so elects, be instituted in the United States District Court for the Middle District of

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Florida or any court of the State of Florida located in Orange County (each an “Acceptable Forum”).  Each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of the State of Florida or otherwise in those courts in any such suit, action, or proceeding.  Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

30. Notice.

30.1. All notices required to be given to any party other than Purchaser shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, properly addressed and postage prepaid, (ii) transmittal by electronic means to a receiver under the control of such party; or (iii) actual receipt by such party or an employee or agent of such party.

30.2. All notices required to be given to Purchaser hereunder shall be deemed given upon actual receipt by a responsible officer of Purchaser.

30.3. For the purposes hereof, notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

SELLER

ADDRESS:	3317 Triana Blvd.
Huntsville, AL 35802
OFFICER:	Ron Farrell
FAX NUMBER:	256-533-9956

PURCHASER

ADDRESS:	1403 West Colonial Drive
Suite B
Orlando FL 32804
OFFICER:	Mr. Max Eliscu, President
FAX NUMBER:	407-206-0025

31. Counterparts.  This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  Delivery of an executed counterpart of the signature page to this agreement by facsimile shall be effective as delivery of a manually executed counterpart of this agreement, and any party delivering such an executed counterpart of the signature page to this agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this agreement.

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32. Definitions.  The following terms used herein shall have the following meanings.  All capitalized terms not herein defined shall have the meaning set forth in the UCC:

32.1. “Avoidance Claim” — any claim that any payment received by Purchaser from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute.

32.2. “Balance Subject to Funds Usage Fee” - the unpaid Face Amount of all Purchased Accounts minus the Reserve Account.

32.3. “Business Day” — a day of the week other than a Saturday, Sunday, or a holiday under which banks located in the State of Florida are required or permitted to be closed.

32.4. “Clearance Days” — Three (3) Business Days for all payments.

32.5. “Collateral” - all now owned and hereafter acquired personal property and fixtures, and proceeds thereof, (including proceeds of proceeds) including without limitation:

32.5.1. Accounts, including health-care insurance receivables;

32.5.2. Chattel Paper;

32.5.3. Inventory;

32.5.4. Equipment;

32.5.5. Instruments, including Promissory Notes;

32.5.6. Investment Property;

32.5.7. Documents;

32.5.8. Deposit Accounts;

32.5.9. Letter of Credit Rights;

32.5.10. General Intangibles; and

32.5.11. Supporting Obligations.

32.5.12. Notwithstanding the above, Purchaser shall retain no interest in the partnership interest (Army Fleet Support, LLC) owned by Seller.

32.6. “Credit and Collection Services” - shall include the following services performed by Purchaser on behalf of Seller as a result of the purchase of accounts hereunder:

32.6.1. All accounts receivable record keeping, including the recording of invoices and payments;

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32.6.2. Collection of accounts;

32.6.3. Setting of such credit limits for sales by Seller as may be required.

32.7. “Default Charge” — Eighteen Percent (18%)

32.8. “Early Termination Fee” — 2.5% of the Maximum Amount.

32.9. “Eligible Account” - an Account which is acceptable for purchase as determined by Purchaser in its sole discretion.

32.10. “Events of Default” - See Section 13.1

32.11. “Face Amount” - the face amount due on an Account.

32.12. “Funds Usage Fee” — the product of the Funds Usage Fee Rate and the Balance Subject to Funds Usage Fee.

32.13. “Funds Usage Fee Rate” —One Percent (1.00%) in excess of the Prime Rate, not less than 6.0%, calculated on the basis of the actual number of days elapsed in a year of 360 days.

32.14. “Initial Fee” - the fee earned by Purchaser in consideration of its performance of Credit and Collection Services, computed as the Initial Fee Percentage multiplied by the Face Amount of each Purchased Account.

32.15. “Initial Fee Percentage” — Seven Tenths of a Percent (.7%).

32.16. “Late Payment Date” — the date which is sixty (60) days from the date on which the Purchased Account was due.

32.17. “Lien” - any interest in property securing an Obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based upon common law, statute, or contract.

32.18. “Maximum Amount” — Six and One Half Million Dollars ($6,500,000).

32.19. “Misdirected Payment Fee” - fifteen (15%) percent of the amount of any payment on account of a Purchased Account which has been received by Seller and not delivered in kind to Purchaser within in five Business Days following the date of receipt by Seller.

32.20. “Missing Notation Fee” — 15% of the Face Amount.

32.21. “Obligations” - all present and future obligations owing by Seller to Purchaser whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during, or after the commencement of any bankruptcy case in which Seller is a Debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations.

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32.22. “Prime Rate” — The prime rate published by The Wall Street Journal, from time to time as its prime rate, whether or not such rate is the lowest or best rate quoted by such bank to its most creditworthy customers.  Seller acknowledges that such bank charges interest at, above, and below its announced prime rate.

32.23. “Purchase Price” - the unpaid Face Amount of an Account at the time of purchase.

32.24. “Purchased Accounts” - Accounts purchased hereunder which have not been Repurchased.

32.25. “Purchase Date” — The date on which Seller has been advised in writing that Purchaser has agreed to purchase an Account.

32.26. “Repurchased” - an Account has been repurchased when Seller has paid to Purchaser the then unpaid Face Amount.

32.27. “Required Reserve Amount” - the Reserve Percentage multiplied by the unpaid Face Amount of Purchased Accounts.

32.28. “Reserve Account” - an account or accounts on the books of Purchaser reflecting transactions hereunder.

32.29. “Reserve Percentage” —Ten (10.0) percent, which percent may be revised at any time by Purchaser to protect Purchaser with regard to (i) any indebtedness owing by Seller hereunder, or (ii) possible returns, claims or defenses of any Account Debtor.

32.30. “Reserve Shortfall” - the amount by which the Reserve Account is less than the Required Reserve Amount.

32.31. “Schedule of Accounts” - a form supplied by Purchaser from time to time wherein Seller lists such of its Accounts as it requests that Purchaser purchase under the terms of this agreement.

32.32. “Seller’s Deposit Account” - any demand deposit account maintained by Seller, or represented by an employee of Seller to be maintained by Seller, wherever located.

32.33. “Service Charge” - a fee earned by Purchaser, which, in addition to the Initial Fee is in consideration of its performance of Credit and Collection Services, based on the number of days the Purchased Account is unpaid in whole or in part, computed from the invoice date (each, a “Service Charge Period”), and not Repurchased, as follows:

Days Unpaid	Service Charge
between 61 and 75	0.50%
between 76 and +	1.00%

32.34. Service Charge Period”  — See definition of Service Charge

Initial

32.35. “UCC” - the Uniform Commercial Code (or any successor statute) as adopted and in force from time to time  in the State of Florida or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) as adopted and in force from time to time in such state.

IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year first above written.

SELLER:	Paragon Systems, Inc.

By: Ron Farrell

Name:

Title:

PURCHASER:	LSQ FUNDING GROUP L.C.

By:

	Name:	Maxwell Eliscu

	Title:	Manager

Initial

Exhibit 1

COMPLIANCE CERTIFICATE

                                                                                                __________________, 20__

LSQ Funding Group, L.C.

1403 West Colonial, Suite B

Orlando, Florida 32804

The undersigned, the Chief Financial Officer and Chief Executive Officer of Paragon Systems, Inc. (“Seller”), gives this certificate to LSQ Funding Group, L.C. (“Purchaser”) in accordance with the requirements of [Section       ] of that certain Factoring and Security Agreement dated __________, among Seller and Purchaser, parties thereto (as at any time amended, “Factoring and Security Agreement”).  Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Factoring and Security Agreement.

             1.                Based upon my review of the billing records of Seller, my understanding of the operations of the business, and a review of our current books and records, I hereby certify that [as to the attached progress billing reconciliation sheet]:

(a)                                  All values indicated are reflective of hours actually worked, and satisfy all conditions and/or terms of the contracts under which the work was performed;

(b)                                 All values indicated reflect monies owed under contracts which are valid and active and there have been no breach of the contracts by the Seller or any of its agents, employees, officers or directors;

(c)                                  All values indicated are for work performed that has been authorized under the respective contracts, and the contracts have been funded in amounts sufficient to pay all outstanding invoices in addition to the value indicated; and

                2.             As of the date hereof, Seller is current in its payment of all federal and state taxes, including payroll taxes, and there are no pending disputes or claims regarding Seller’s failure to perform any aspect of any of its federal contracts, or any contract under which progress billing was submitted.

Very truly yours,

_____________________	_____________________
Chief Financial Officer	Chief Executive Officer